EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration statements of The Dun & Bradstreet Corporation on Forms S-8 (File Nos. 2-53006, 33-21719, 33-25774, 33-27144, 33-44551, 33-49060, 33-51005, 33-56289 and
33-64317) of our reports dated February 26, 1997, on our audits of the consolidated financial statements and financial statement schedule of The Dun & Bradstreet Corporation at December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which reports are incorporated by reference or included in this Annual Report on Form 10-K.




                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 26, 1997